ASSIGNMENT AND AMENDMENT AGREEMENT

THIS ASSIGNMENT AND AMENDMENT AGREEMENT (this “Agreement”) dated as of December 28, 2007 by and among LAURUS MASTER FUND, LTD., a Cayman Islands company (“Assignor”); VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Assignee”); INCENTRA SOLUTIONS, INC., a Nevada corporation (“Parent“), PWI TECHNOLOGIES, INC., a Washington corporation (“PWI”), MANAGEDSTORAGE INTERNATIONAL, INC., a Delaware corporation (“MSI”), INCENTRA SOLUTIONS INTERNATIONAL, INC., a Delaware corporation (“ISI”), INCENTRA SOLUTIONS OF CALIFORNIA, INC., a Delaware corporation (“ISC”), NETWORK SYSTEM TECHNOLOGIES, INC., an Illinois corporation (“NST”), TACTIX, INC., an Oregon corporation (“Tactix”), INCENTRA SOLUTIONS OF THE NORTHEAST, INC., a Delaware corporation (“ISN”), SALES STRATEGIES, INC., a New Jersey corporation (“SSI”) and INCENTRA HELIO ACQUISITION CORP., a Delaware corporation (“Helio,” and collectively with Parent, PWI, MSI, ISI, ISC, NST, Tactix, SSI and ISN, the “Companies”, and individually each are referred to herein sometimes as a “Company”).

BACKGROUND

Companies and Assignor are parties to a Security Agreement dated as of February 6, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”) and the Ancillary Agreements as therein defined (such Ancillary Agreements together with the Security Agreement, as each may be amended, restated modified and/or supplemented from time to time, collectively, the “Loan Documents”).

Assignor has agreed to sell and assign to Assignee a portion of its interest in all Loans outstanding from time to time under, and its funding and other obligations and commitments pursuant to, the Loan Documents and Assignee has agreed to purchase the same from Assignor on the terms and conditions herein contained.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement.

2. Assignment and Assumption.

(a) As of the date hereof, Assignor hereby TRANSFERS, ASSIGNS, SELLS, GRANTS and CONVEYS, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY OF ANY NATURE WHATSOEVER (except as expressly set forth in Section 6(a) of this Agreement) unto Assignee a twenty-five percent (25%) interest in all Loans outstanding on and after the date hereof, together with an attendant twenty-five percent (25%) interest in all liens, rights, claims, title, assignments and interests (including security interests), pertaining to or arising from the Loan Documents (the “Assigned Rights”). Notwithstanding anything to the contrary contained herein, the Assigned Rights shall not include any warrants previously issued to Assignor that are exercisable for shares of Common Stock of Parent evidenced by certain of the Existing Common Stock Purchase Warrants and Options (as defined in paragraph 5(b) below) provided, that nothing contained herein shall in any way address, revise or otherwise modify any such warrant expressly assigned, transferred or conveyed by Assignor to Assignee prior to the date hereof, if any.

(b) Effective as of the date hereof, Assignee hereby PURCHASES all of the Assigned Rights and ASSUMES a twenty-five percent (25%), pro-rata, share of all of Assignor’s obligations under and with respect to the Loan Documents (including its funding and other obligations and commitments thereunder arising on and after the date hereof) (“Assumed Obligations”).

3. Payment of Purchase Price. In consideration for the Assigned Rights, Assignee shall on the date hereof pay to Assignor an amount equal to twenty-five percent (25%) of the amount of all Loans outstanding as of the date hereof, including, without limitation, all Loans to be made on the date hereof pursuant to the request of the Company Agent.

4. Amendment of Security Agreement and Certain Ancillary Agreements. As of the date hereof, the Security Agreement is amended as follows:

(a) The definitions of “Capital Availability Amount” and “Revolving Note” set forth in Annex A to the Security Agreement are each hereby amended by deleting the amount “Fifteen Million Dollars ($15,000,000)” appearing therein and inserting the amount “Twenty Million Dollars ($20,000,000)” in lieu thereof in each case.

(b) The Revolving Note is hereby amended by increasing the stated amount as appearing in the first paragraph thereof from “Fifteen Million Dollars ($15,000,000)” to “Twenty Million Dollars ($20,000,000)”.

(c) The Revolving Note is hereby amended by deleting Section 1.1 and replacing such section in its entirety with the following:

“1.1 Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a fixed rate per annum equal to ten percent (10%) (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on March 1, 2006 and continuing on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.”

(d) The Revolving Note is hereby amended by adding a new section to Article 1 thereof as follows:

“1.2 Rebate. If by June 27 2008, the Companies prepay in full the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement or any other Ancillary Agreement (collectively, the “Redemption Amount”) and the Security Agreement has been irrevocably terminated, upon receipt in full of the Redemption Amount in good funds, Valens U.S. SPV I, LLC (“Valens U.S.) will rebate to the Parent fifty percent (50%) of any fees it received from the Companies pursuant to that certain Assignment and Amendment Agreement dated December 28, 2007 among Valens U.S., Laurus Master Fund, Ltd. and the Companies.

5. Additional Consideration to Assignee. In consideration for Assignee’s agreement to purchase all of the Assigned Rights and to assume all of the Assumed Obligations, each of the Companies hereby agrees as follows:

(a) Parent shall, on the date hereof, issue to Assignee a common stock purchase warrant, in the form of Exhibit A hereto (the “Warrant”), exercisable for 350,000 shares of Common Stock of the Parent, subject to adjustment as therein set forth (the “Warrant Shares”);

(b) Each Company hereby represents and warrants to Assignor and Assignee that (i) such Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation (which is as set forth in the preamble to this Agreement), (ii) it has the corporate power and authority to own and operate its properties and assets and to execute and deliver this Agreement and, as applicable, the Warrant and to issue the Warrant Shares, (iii) each direct and indirect Subsidiary of Parent and the authorized, issued and outstanding capital stock of Parent and each direct and indirect Subsidiary of Parent, together with a detailed list of the persons and entities (together with percentage ownership interests) owning such capital stock (other than owners of capital stock of Parent who, together with their affiliates, own less than five percent (5%) of the aggregate outstanding capital stock of Parent), is set forth on Schedule 1 hereto, (iv) except as set forth on Schedule 2 hereto, other than shares which may be granted pursuant to (A) this Agreement, (B) that certain Common Stock Purchase Warrant originally exercisable for 4,435,000 shares of Common Stock of Parent dated as of May 13, 2004 made by Parent in favor of Assignor, (C) that certain Common Stock Purchase Warrant originally exercisable for 500,000 shares of Common Stock of Parent dated as of October 25, 2004 made by Parent in favor of Assignor, (D) that certain Common Stock Purchase Warrant originally exercisable for 3,625,000 shares of Common Stock of Parent dated as of February 17, 2005 made by Parent in favor of Assignor, (E) that certain Common Stock Purchase Warrant originally exercisable for 400,000 shares of Common Stock of Parent dated as of June 30, 2005 made by Parent in favor of Assignor, (F) that certain Common Stock Purchase Option dated as of February 6, 2006 issued by the Parent to Assignor, (G) that certain Common Stock Purchase Warrant originally exercisable for 417,857 shares of Common stock of Parent dated as of March 31, 2006 made by Parent in favor of Assignor, (H) that certain Common Stock Purchase Warrant originally exercisable for 360,000 shares of Common Stock of Parent dated as of June 18, 2007 made by Parent in favor of Assignor and (I) that certain Common Stock Purchase Warrant originally exercisable for 3,750,000 shares of Common Stock of Parent dated as of July 31, 2007 made by Parent in favor of Calliope Capital Corporation (the items referenced in subclauses (B) and (I) above, collectively, and each as amended, modified, restated and/or supplemented from time to time, referred to as the “Existing Common Stock Purchase Warrants and Options”), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from Parent of any of its securities, (v) neither the issuance of the Warrant, the issuance of any of the Warrant Shares nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of Parent outstanding under anti-dilution or other similar provisions contained in or affecting any such securities, (vi) all issued and outstanding shares of Parent’s Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, (vii) the rights, preferences, privileges and restrictions of the shares of Parent’s Common Stock are as stated in Parent’s Articles of Incorporation as amended through the date hereof, (viii) the Warrant Shares have been duly and validly reserved for issuance and when issued will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, (ix) neither the issuance of the Warrant nor the issuance of the Warrant Shares is subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with, (x) to the extent it is a party thereto, its execution, delivery and performance of and compliance with this Agreement and the issuance of the Warrant pursuant hereto, will not, with or without the passage of time or giving of notice, result in any material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of any Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to any of the Companies, their respective businesses or operations or any of their respective assets or properties, (xi) Parent’s obligation to issue the Warrant Shares upon exercise of the Warrant is binding upon Parent and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of Parent; and (xii) all issued and outstanding shares of Parent’s capital stock shall be issued in compliance with all applicable state and federal laws concerning the issuance of securities; and

(c) On the date hereof, Parent shall pay (i) to Valens Capital Management, LLC, the investment manager of the Assignee (“VCM”), a non-refundable payment in an amount equal to $32,145, plus reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Agreement and the Ancillary Agreements, plus expenses incurred in connection with each of VCM’s and/or Assignee’s due diligence review of the Companies and all other related matters, (ii) to Valens US, a non-refundable payment in an amount equal to $21,427.50 and (iii) to Valens US, an advance prepayment discount in an amount equal to $21,427.50. Each of the foregoing payments in clauses (i), (ii) and (iii) shall be deemed fully earned on the date hereof and, except as expressly set forth in Section 1.2 of the Revolving Note, shall not be subject to rebate or proration for any reason.

6. Representations, Warranties and Covenants of Assignor and Assignee.

(a) Assignor represents and warrants that (i) upon the assignment hereby, the Assigned Rights are free and clear of any lien or encumbrance created by Assignor; (ii) this Agreement has been duly authorized, executed and delivered by Assignor, and is the legal, valid and binding obligation of Assignor enforceable in accordance with its terms; (iii) it has title to the Assigned Rights, (iv) it has not previously assigned, sold, sold a participation interest in, hypothecated or otherwise transferred any interest that it had or may have in the Assigned Rights or the Loan Documents, (v) no Loan Document has been modified or amended in any manner, except to the extent disclosed by Assignor to Assignee, and (vi) as of the date hereof, the aggregate outstanding balance of the Loans is $15,031,137.53 (inclusive of Loans made or to be made on the date hereof).

(b) Assignee hereby acknowledges that it is taking the Assigned Rights as is, without recourse to Assignor, without the benefit of any representations or warranties from Assignor, except as expressly stated in Section 6(a) above.

(c) Assignee represents and warrants that this Agreement has been duly authorized, executed and delivered by it, and is the legal, valid and binding obligation of Assignee enforceable in accordance with its terms.

7. Ratification. Each Company hereby acknowledges, ratifies and confirms that Assignor and Assignee (as partial assignee of Assignor) has and shall continue to have (and hereby grants to Assignor and Assignee) as security for the Obligations a valid first priority perfected security interest in the Collateral pursuant to and in accordance with the Loan Documents. Each Company hereby acknowledges, ratifies and confirms that it is a party to the Security Agreement and the Revolving Note and is joined thereto as a Company, and, in the case of each Company other than Parent, an Eligible Subsidiary, and is bound by all of the terms, conditions and duties applicable to a Company and an Eligible Subsidiary thereunder. Each Company acknowledges and confirms that as of the date hereof, the aggregate outstanding balance of the Loans is the amount set forth in clause (vi) of paragraph 6(a) above.

8. Miscellaneous. Each Company hereby acknowledges, confirms and agrees that (a) any breach by any Company of any term or provision of this Agreement shall constitute an Event of Default under the Loan Documents. Each Company hereby reaffirms and restates, as of the date hereof, all of the representations and warranties made by such Company to Assignor in the Security Agreement and represents and warrants to Assignor and Assignee that all such representations and warranties are true and correct as of the date hereof (unless made expressly as of an earlier date in which case the Companies represent and warrant that such representations and warranties were true and correct as of such date).

9. Further Assurances.

(a) Assignor agrees to execute and deliver all such further documents, to do or cause to be done all such further acts and things in order to effect the transactions contemplated by this Agreement and to otherwise grant to Assignee the intended benefit of this Agreement. Such actions include without limitation (a) filing of assignments sufficient to transfer Assignor’s security interests, (b) instructing depositary banks to accept the instructions of Assignee with respect to disbursements from bank accounts, (c) effecting the transfers or re-issuances of any Loan Document and (d) delivering any documents necessary to effect the transactions contemplated by this Agreement and to otherwise grant to Assignee the intended benefit of this Agreement, the delivery of which Assignee expressly waives on the date hereof. Assignor hereby authorizes Assignee to file assignments of all security interests (including assignments of UCC financing statements) currently naming Assignor as secured party and any one or more of the Companies as debtors.

(b) Each Company agrees to execute and deliver all such further documents, to do or cause to be done all such further acts and things, and to obtain all consents reasonably requested by Assignor or Assignee, in order to effect the transactions contemplated by this Agreement and to otherwise grant to Assignor and Assignee the intended benefit of this Agreement. Such actions include, without limitation, (a) executing any and all documents requested by Assignee to ensure that Assignee’s security interest in the Collateral is properly perfected and (b) executing and delivering to Assignee, upon Assignee’s request, a promissory note in substantially the form of the Revolving Note. Each Company hereby authorizes Assignee to file amendments to any and all UCC financing statements previously filed by Assignor against such Company and/or new UCC financing statements naming Assignee as secured party and any one or more Companies as debtors.

10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

11. WAIVER OF JURY TRIAL. EACH OF ASSIGNOR, ASSIGNEE AND EACH COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Any signature delivered by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

[Signatures appear on the following page]

IN WITNESS WHEREOF, this Assignment of, and Amendment to, Loans, Liens and Documents has been executed by the parties hereto on the date first written above.

ASSIGNOR:			ASSIGNEE:

LAURUS MASTER FUND, LTD.			VALENS U.S. SPV I, LLC

By:	Laurus Capital Management, LLC, its investment manager		By:	Valens Capital Management, LLC, its investment manager

	By:	/s/ Scott Bluestein		By:	/s/ Scott Bluestein
	Name:	Scott Bluestein		Name:	Scott Bluestein
	Title:	Authorized Signatory		Title:	Authorized Signatory

COMPANIES:

INCENTRA SOLUTIONS, INC.

By:	/s/ Matthew G. Richman
Name:	Matthew G. Richman
Title:	Asst. Secretary

PWI TECHNOLOGIES, INC.

By:	/s/ Matthew G. Richma
Name:	Matthew G. Richman
Title:	Secretary

MANAGEDSTORAGE INTERNATIONAL, INC.

By:	/s/ Matthew G. Richman
Name:	Matthew G. Richman
Title:	Asst. Secretary

INCENTRA SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Matthew G. Richman
Name:	Matthew G. Richman
Title:	Asst. Secretary

SIGNTURE PAGE TO ASSIGNMENT AND AMENDMENT AGREEMENT

INCENTRA SOLUTIONS OF CALIFORNIA, INC.

By:	/s/ Matthew G. Richman
Name:	Matthew G. Richman
Title:	Secretary

NETWORK SYSTEM TECHNOLOGIES, INC.

By:	/s/ Matthew G. Richman
Name:	Matthew G. Richman
Title:	Secretary

TACTIX, INC.

By:	/s/ Matthew G. Richman
Name:	Matthew G. Richman
Title:	Secretary

INCENTRA SOLUTIONS OF THE NORTHEAST, INC.

By:	/s/ Matthew G. Richman
Name:	Matthew G. Richman
Title:

INCENTRA HELIO ACQUISITION CORP.

By:	/s/ Matthew G. Richman
Name:	Matthew G. Richman
Title:	Secretary

SIGNTURE PAGE TO ASSIGNMENT AND AMENDMENT AGREEMENT

SALES STRATEGIES, INC.

By:	/s/ Matthew G. Richman
Name:	Matthew G. Richman
Title:	Secretary

SIGNTURE PAGE TO ASSIGNMENT AND AMENDMENT AGREEMENT

SCHEDULE 1

(Parent and Subsidiary Corporate Structure and Capitalization)

Incentra Solutions, Inc. – Public Company, OTCBB: ICNS
Greater than 5% shareholders:

	Common	% of Total	Preferred	% of Total

Great Hill	2,046,271	10%	843,170	34%

Tudor	675,867	3%	1,004,405	41%

JP Morgan	1,125,246	5%	602,775	24%

Joseph Graziano	1,063,878	5%

David Condensa	2,882,231	14%

Thomas Kunigonis	1,369,863	6%

Total Outstanding	21,317,863		2,466,971	99%

Subsidiaries:
1.	ManagedStorage International, Inc.	100% Direct Ownership
2.	PWI Technologies, Inc.	100% Direct Ownership
3.	Incentra Solutions of California, Inc.	100% Direct Ownership
4.	Network System Technologies, Inc.	100% Direct Ownership
5.	Incentra Solutions International, Inc.	Indirect Ownership – 100% Owned by ManagedStorage International, Inc.
6.	Tactix, Inc.	100% Direct Ownership
7.	Incentra Solutions of the Northeast, Inc.	Indirect Ownership – 100% Owned by ManagedStorage International
8.	Incentra Helio Acquisition Corporation	100% Direct Ownership
9.	Sales Strategies, Inc.	100% Direct Ownership

Subsidiary Capitalization
ManagedStorage International, Inc.
100 Common Shares (par value $.01) Authorized, Issued and Outstanding

PWI Technologies, Inc.
1,000,000 Common Shares Authorized (no par)
800,000 Common Shares Issued and Outstanding

Incentra Solutions of California, Inc.
200 Common Shares (par value $.001) Authorized, Issued and Outstanding

Network System Technologies, Inc.
10,000 Common Shares Authorized, 1,000 Common Shares (no par) Issued and Outstanding

Incentra Solutions International, Inc.
100 Common Shares (par value $.01) Authorized, Issued and Outstanding

Tactix, Inc. (no par value)
10,000 Common Shares Authorized
680.3403 Common Shares Issued and Outstanding

Incentra Solutions of the Northeast, Inc.
200 Common Shares (par value $.001) Authorized
100 Common Shares Issued and Outstanding

Incentra Helio Acquisition Corporation, Inc.
200 Common Shares (par value $.001) Authorized, Issued and Outstanding

Sales Strategies, Inc. (no par value)
2,000 Common Shares Authorized
100 Common Shares Issued and Outstanding

SCHEDULE 2

(outstanding options, warrants, rights, proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from Parent of any of its securities)

Earnout agreements with former owners of Network System Technologies, Helio Solutions and Sales Strategies to issue common stock

Series A Preferred Stock:
•	Series A Preferred shareholders have the right to participate in any new offerings in an amount proportionate to their ownership in the company
•
As a result of the warrants issued in the Laurus funding for the Helio/SSI acquisitions and the shares issued at the closings for each of the acquisitions, the conversion price for the Series A Preferred will be reduced from $6.30 to approximately $4.00.

$770,000 unsecured promissory note issued in connection with Helio acquisition, convertible at $1.00 per share

$1,350,000 of unsecured notes payable, convertible at $1.40 per share

Common Stock Warrants:	# of shares	Strike Price
Unsecured Notes June 2006	570,688		$1.400
AllianceSoft acquisition	100,000		$1.400
Pagemill Partners - Helio Acquisition	600,000		$0.800
other	82,500		$1.000
other	20,274		$0.003
other	74,371	$	> 1.40
Total Warrants (ex Laurus)	1,447,833

Series A Preferred Stock Purchase warrants to purchase 33,029 Series A Preferred Shares

Employee Stock Options: approximately 4,012,312 outstanding